UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 19, 2005

Yahoo! Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 First Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

1995 Stock Plan

The Board of Directors of Yahoo! Inc. (the “Company”) has previously adopted an amended and restated version of the Yahoo! Inc. 1995 Stock Plan (the “Restated 1995 Plan”).  At the Company’s annual stockholders meeting held on May 19, 2005, the Company’s stockholders approved the Restated 1995 Plan.  Among other things, the Restated 1995 Plan reflects amendments to the plan (i) to increase the number of shares of the Company’s common stock available for award grants under the Restated 1995 Plan by 80,000,000 shares, and (ii) to authorize the Company to grant awards under the Restated 1995 Plan intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The following summary of the Restated 1995 Plan is qualified in its entirety by reference to the text of the Restated 1995 Plan, which was previously filed as Annex A to the Company’s proxy statement dated April 4, 2005, as well as the forms of awards which may be granted under the Restated 1995 Plan, a copy of each of which is filed as an exhibit to this report.

The Company’s Board of Directors (the “Board”) or one or more committees appointed by the Board administers the Restated 1995 Plan.  The Board has delegated general administrative authority for the Restated 1995 Plan to its Compensation Committee.  The Compensation Committee may delegate some or all of its authority with respect to the plan to another committee of directors, and certain limited authority to grant awards to employees other than executive officers may be delegated to one or more officers of the Company.

The administrator of the Restated 1995 Plan has broad authority under the Restated 1995 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Restated 1995 Plan include officers or employees of, and certain consultants and advisors to, the Company or any parent, subsidiary or affiliate of the Company.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Restated 1995 Plan.  If shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits of the Restated 1995 Plan, as opposed to only counting the shares actually issued.  Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Restated 1995 Plan will again be available for subsequent awards under the Restated 1995 Plan.

The types of awards that may be granted under the Restated 1995 Plan include stock options, stock appreciation rights, restricted stock, performance stock and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Restated 1995 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

1996 Directors’ Stock Option Plan

The Board has previously adopted an amended and restated version of the Yahoo! Inc. 1996 Directors’ Stock Option Plan (the “Restated Director Plan”).  At the Company’s annual stockholders meeting held on May 19, 2005, the Company’s stockholders approved the Restated Director Plan.  The Restated Director Plan reflects an amendment to the plan to extend the term of the plan until April 1, 2015.

The following summary of the Restated Director Plan is qualified in its entirety by reference to the text of the Restated Director Plan, which was previously filed as Annex B to the Company’s proxy statement dated April 4, 2005.

The Board administers the Restated Director Plan.  As administrator of the Restated Director Plan, the Board has broad authority under the Restated Director Plan to, among other things, determine the fair market value of a share of the Company’s common stock and the exercise price of options granted under the Restated Director Plan, each in accordance with the terms of the Restated Director Plan, and to prescribe, amend and rescind rules relating to the Restated Director Plan.

The awards that may be granted under the Restated Director Plan are limited to stock options.  Stock options may be granted under the Restated Director Plan only to members of the Board who are not officers or employees of the Company or of any parent or subsidiary of the Company (“Non-Employee Directors”).

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the Restated Director Plan is 8,800,000.

The Restated Director Plan provides for the following award grants to Non-Employee Directors:

•                  Upon first being appointed or elected to the Board, a Non-Employee Director who has not previously served on the Board will be granted automatically a nonqualified stock option under the Restated Director Plan to purchase 100,000 shares of the Company’s common stock (the “Initial Grant”); and

•                  Immediately following the Company’s regular annual meeting of stockholders in each year during the term of the Restated Director Plan, each Non-Employee Director then in office will be granted automatically a nonqualified stock option under the Restated Director Plan to purchase 50,000 shares of the Company’s common stock, provided the Non-Employee Director has been a member of the Board for at least six months as of the date of such annual meeting (a “Subsequent Grant”).

The exercise price of each option granted pursuant to the Restated Director Plan is 100 percent of the fair market value of a share of the Company’s common stock on the date of grant of the option. Each option granted pursuant to the Restated Director Plan has a maximum term of ten years from the date of grant of the option.  The Initial Grant generally becomes exercisable as to 1/48th of the total number of shares subject thereto at the end of each month following the date of grant of the option.  A Subsequent Grant generally becomes exercisable as to 25% of the total number of shares subject thereto on the first anniversary of the date of grant of the option and as to an additional 1/48th of the total number of shares subject thereto at the end of each month following such first anniversary.

As is customary in incentive plans of this nature, the share limit and the number and kind of shares available under the Restated Director Plan and any outstanding awards, as well as the exercise prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

10.1                         Yahoo! Inc. Amended and Restated 1995 Stock Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed on April 4, 2005)

10.2                         Form of Stock Option Agreement

10.3                         Form of Restricted Stock Award Agreement

10.4                         Yahoo! Inc. Amended and Restated 1996 Directors’ Stock Option Plan (incorporated by reference to Annex B to the Company’s definitive proxy statement filed on April 4, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YAHOO! INC.

Date: May 25, 2005	By:	/s/ Michael J. Callahan
Michael J. Callahan
Senior Vice President,
General Counsel and Secretary

Yahoo! Inc.

Index to Exhibits

Exhibit Number	Descriptions

10.1	Yahoo! Inc. Amended and Restated 1995 Stock Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed on April 4, 2005)
10.2	Form of Stock Option Agreement
10.3	Form of Restricted Stock Award Agreement
10.4	Yahoo! Inc. Amended and Restated 1996 Directors’ Stock Option Plan (incorporated by reference to Annex B to the Company’s definitive proxy statement filed on April 4, 2005)